Exhibit 10.33

AMENDMENT TO REVOLVING CREDIT AGREEMENT AND NOTE

THIS AMENDMENT TO REVOLVING CREDIT AGREEMENT AND NOTE (this “Amendment”) date as of October 15, 2008, by and between:  TEAM FINANCIAL, INC., a Kansas corporation (“BORROWER”); and U.S. Bank N.A., a national banking association (“Bank”); and has reference to the following facts and circumstances (the “Recitals”):

A.            Borrower and Bank executed the Revolving Credit Agreement dated March 18, 2004 (as amended, the “Agreement”), under which Borrower executed the Revolving Credit Note dated March 18, 2004, payable to the Bank in the principal amount of up to $6,000,000 (subsequently decreased to $4,000,000) (as amended, the “Note”).

B.            This Agreement and the Note are secured by the collateral described in certain security documents, including, but not limited to the following (collectively, as amended, the “Security Documents”):

1.             Possessory Collateral Pledge Agreement dated March 18, 2004, executed by Team Financial Acquisition Subsidiary, Inc., in favor of Bank, and covering the property as more particularly described therein.

2.             Possessory Collateral Pledge Agreement dated September 30, 2004, executed by Post Bancorp, Inc., in favor of Bank, and covering the property as more particularly described therein.

3.             Uniform Commercial Code Financing Statements filed with the Kansas Secretary of State, and covering the property as more particularly described therein.

C.            The Agreement and the Note were previously amended (most recently as described in the Amendment to Loan Agreement and the Note dated as of June 30, 2008); Borrower desires to further amend the terms of the Agreement and the Note in the manner set forth herein; and Bank is willing to agree to said amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1.             Recitals.  The Recitals are true and correct, and, with the defined terms set forth herein, are incorporated by this reference.

2.             Amendment to Agreement.  The Agreement is amended as follows:

(a)           The first sentence of Section 2.1 of the Agreement is deleted and substituted with the following: “From time to time prior to January 31, 2009, or the earlier termination hereof pursuant to Article VI, Borrower may borrow from Bank up to the aggregate principal amount outstanding at any one time of up to Four Million Dollars ($4,000,000.00).”

(b)           The following is added to the end of Section 4.14 of the Agreement: “In addition, Borrower shall provide Bank with the following information, all in the form acceptable to Bank:

(i)            monthly financial statements of Borrower and Subsidiary Banks (to be delivered no later than the twentieth day of each month);

(ii)           semi-monthly reports (to be delivered to Bank no later than the fifteenth and last days each month), each of which shall include a summary of the status of Subsidiary Banks’ compliance with the terms of the Consent Orders (defined below), a summary of the status of Borrower’s attempts to raise capital, and a liquidity report;

(iii)          monthly status reports concerning the Strategic Plans (as defined in the Consent Agreements), to be delivered to Bank no later than the twentieth day of each month, with the final, approved Status Reports to be delivered to Bank no later than December 31, 2008;

(iv)          copies of each report and schedule to be prepared by Subsidiary Banks pursuant to Article V of the Consent Agreements, including all weekly and monthly liquidity management reports (to be delivered to Bank immediately upon completion of same):

(v)           a summary report regarding the loan review performed by BKD, LLP (to be delivered to Bank within five (5) days after receipt of same, but not later than November 30, 2008; and

(vi)          upon request, a capital analysis report for Subsidiary Banks.”

(c)           The following is added to the Agreement as new Section 4.16(c):

“(c)         Borrower shall provide Bank with advance written notice of any proposed increase by a Subsidiary Bank to increase its loan loss reserve.”

(d)           The following is added to the Agreement as new Section 4.21:

“4.21       Consent Orders.  Borrower shall comply with and/or shall cause each Subsidiary Bank to comply with all terms and conditions set forth in: (a) the Consent Orders dated as of September 2, 2008 and September 3, 2008 respectively, issued by the Comptroller of the Currency, and consented to by Subsidiary Banks (collectively, the “Consent Orders”) including but not limited to, the required minimum capital levels described in Article III of the Consent Orders; and (b) any enforcement agreement entered into by Borrower and The Board of Governors of The Federal Reserve System (each, a “Federal Reserve Agreement”); provided that the terms and conditions of any Federal Reserve Agreement must be substantially similar to the terms and conditions of the Consent Orders.  The failure by Subsidiary Banks to comply with the terms and conditions of the Consent Orders or the failure by Borrower to comply with the terms and conditions of any Federal Reserve Agreement shall be an event of default under this Agreement”.

3.             Amendment to Note.  The first sentence on page 1 of the Note is deleted and replaced with the following:

“FOR VALUE RECEIVED, the undersigned borrower TEAM FINANCIAL, INC. a Kansas corporation (“Borrower”), promises to pay to the order of U.S. Bank N.A., a national banking association, (“Bank”), the principal sum of Four Million Dollars ($4,000,000.00), payable January 31, 2009 (the “Maturity Date”).”

4.             Waiver.   Bank waives the event of default under Section 6.1(h) the Agreement caused solely by Subsidiary Banks entering into the Consent Agreements.  The waiver described in the preceding sentence shall not be deemed to apply to any other or future terms, provisions, conditions or covenants of the Agreement, as amended by this Amendment, or to any other event of default, if any, existing under the Agreement, and shall not create any expectation on the part of Borrower of any other or similar waiver(s) of any provision of the Agreement in the future.

5.             Continuing Security.  The Agreement and the Note, as hereby amended, are, and shall continue to be secured by the Security Documents and any reference to the Agreement and the Note in the Security Documents shall hereafter be deemed to include the Agreement and Note as hereby amended.

6.             Binding Obligations.  The Agreement, the Note, and the Security Documents, are, and shall remain, the binding obligations of Borrower, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and herby expressly and specifically varied or amended, and the same are hereby ratified and confirmed, and Bank reserves unto itself all rights and privileges granted thereunder.

7.             Reaffirmation:  Authority.  Borrower hereby reaffirms all representations, warranties, covenants and agreements recited in the Agreement, the Note, and the Security Documents as of the date hereof, and the same are hereby adopted as representations, warranties, covenants and agreements of Borrower herein.  Borrower further represents and warrants that it is not in default under any of its obligations under the Agreement, the Note, and the Security Documents, and that it has full power and authority to execute and deliver this Amendment, and that the execution and delivery hereof has been duly authorized, and that all necessary and proper acts have been performed or taken.

8.             Release.  Borrower hereby releases Bank and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all claims, demands, causes of action, liabilities or damages, whether now existing or hereafter arising or contingent or noncontingent, or actions in law or equity of any type or matter, relating to or in connection with any statements, agreements, action or inaction on the part of Bank occurring at any time prior to the execution of this Amendment, with respect to Borrower, the Agreement, the Note, the Security Documents and any related loan documents.

9.             Expenses.  Borrower agrees to  pay all expenses incurred by Bank in connection with this Amendment, including, but not limited to, Bank’s legal fees and recording fees.  Said sums are payable on demand and are secured by the Security Documents.

10.          Applicable Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Nebraska.

11.          Notice Required under Nebraska Revised Statutes §45-1.113.  A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW.  TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF , CANCELLATION OF, WIAVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

12.          Closing Conditions.  Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Bank shall have received the following, all in form acceptable to Bank:

(a)           this Amendement, duly executed by Borrower;

(b)           the Borrowing Resolutions of Board of Directors, certified by Secretary of Borrower, and

(c)           a current certificate of good standing for Borrower issued by the Kansas Secretary of State (or other evidence of good standing acceptable to Bank); and

(d)           such other documents and information as Bank may request.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Borrower:

Team Financial, Inc.
By:	/s/ Bruce R. Vance
Bruce R. Vance, Chief Financial Officer

Bank:

U.S. Bank N.A.
By:	/s/ Timothy N. Scheer
Timothy N. Scheer, Vice President